UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 11, 2004

                            BSD MEDICAL CORPORATION
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             (Exact name of registrant as specified in its charter)

         Delaware                       0-10783                 75-1590407
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(State or other jurisdiction          (Commission            (I.R.S. Employer
     of incorporation)                File Number)          Identification No.)

           2188 West 2200 South
       Salt Lake City, Utah                                            84119
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(Address of principal executive offices)                             (Zip Code)

        Registrant's telephone number, including area code (801) 972-5555

                                       N/A
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         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 7.01. Regulation FD Disclosure.

BSD Medical Corporation issued a press release on November 11, 2004. A copy of the press release is hereby furnished as Exhibit 99.1 attached hereto Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Item 9.01. Financial Statements and Exhibits.

(c)   Exhibits

99.1  Press Release of BSD Medical Corporation dated November 11, 2004

For Your Review and Approval
        BSD Medical Signs Best Medical International as U.S. Sales Agent

      SALT LAKE CITY, November 11, 2004--BSD Medical Corp. (OTCBB:BSDM) today announced that it has entered into an agreement with Best Medical International, Inc. to act as BSD's sales agent for sales of its BSD-500 system in the United States. Best Medical is a leading supplier of products for cancer treatment therapies using targeted radiation sources (brachytherapy).

      Hyrum A. Mead, president of BSD Medical said, "For 27 years Best Medical has been a foremost supplier of products used in the market segment targeted for the BSD-500. The BSD-500 is used in combination with brachytherapy to substantially improve both tumor destruction and long-term survival from cancer, as compared to brachytherapy treatments alone. We expect Best Medical's reputation for excellent customer service, high quality products and customer satisfaction, as provided by its strong sales force, to contribute greatly as we partner in our sales efforts for the BSD-500."

      Krish Suthanthiran, President of Best Medical International said, "BSD and Best Medical share a common market. Best has frequent communications with the physicians and clinics that should be utilizing BSD technology. We intend to leverage the disposable business to sell the capital equipment and vice-versa."

      Two new FDA approvals were granted within the past 13 months for the BSD-500. These approvals culminated six years of planning and development for the new system. The BSD-500 is compact, portable and ergonomically engineered for ease and convenient use in a demanding hospital environment. The ultimate sales objective for the BSD-500 is to achieve 1:1 utilization in combination with the 1,500 brachytherapy systems currently installed--a total potential market of over $300 million.

      BSD Medical Corporation is a leading developer of microwave systems used in the treatment of cancer. For more information about BSD Medical Corp., its products and therapies visit www.BSDMC.com. For further information about Best Medical International, Inc. visit www.Best-Medical.com.

      Statements contained in this press release that are not historical facts are forward looking statements, as that item is defined in the Private
Securities Litigation Reform Act of 1995. All forward-looking statements, including statements about the projected market for the BSD-500, are subject to risks and uncertainties, some of which are detailed in part in the Company's filings with the Securities and Exchange Commission.

                                       ###

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 11, 2004

                                             By: /s/  Hyrum A. Mead
                                                 -------------------------------
                                                 President